Exhibit 10.6

REDACTED VERSION

THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 1, 2019 AMONG, JIMMY JANG, L.P., A DELAWARE LIMITED PARTNERSHIP, BAKER TECHNOLOGIES, INC., A DELAWARE CORPORATION, COMMONWEALTH ALTERNATIVE CARE, INC., A MASSACHUSETTS CORPORATION, JUPITER RESEARCH, LLC, AN ARIZONA LIMITED LIABILITY COMPANY, THE SUBORDINATED CREDITORS PARTY THERETO, NR 1, LLC, AS NOTEHOLDER REPRESENTATIVE PURSUANT TO THE SENIOR PURCHASE AGREEMENT (AS DEFINED IN THE SUBORDINATION AGREEMENT), AND THE OTHER PERSONS PARTY THERETO, TO THE HOLDERS OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT

JUNIOR SECURED NOTE PURCHASE AGREEMENT

This Junior Secured Note Purchase Agreement (this “Agreement”), dated as of November 1, 2019, is entered into among JIMMY JANG, L.P., a Delaware limited partnership (“Jimmy Jang”), BAKER TECHNOLOGIES, INC., a Delaware corporation (“Baker”), COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation (“CAC”), JUPITER RESEARCH, LLC, an Arizona limited liability company (“Jupiter”), and each of the undersigned parties executing this agreement as a Borrower (collectively, with their respective successors and assigns, and together with Jimmy Jang, Baker, CAC and Jupiter, collectively, the “Borrowers” and each a “Borrower”), TILT HOLDINGS INC., a British Columbia corporation (the “Parent”), [REDACTED NAME], as noteholder representative (the “Noteholder Representative”) on behalf of the purchasers (each, individually a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”), and the Purchasers. For greater certainty, the term “Purchasers” on any given date shall mean the holders of Notes (as herein defined) as of such date of determination.

WHEREAS, the Borrowers wish to issue to the Purchasers in exchange for the release and satisfaction of (i) the obligations of Jupiter and certain Affiliates to pay the “Purchase Price Holdback Amount” under that certain Amended and Restated Agreement and Plan of Merger, dated as of January 11, 2019, as amended, restated, supplemented or otherwise modified from time to time and (ii) certain other payment obligations to the “Sellers” under the Amended and Restated Agreement and Plan of Merger, dated as of January 11, 2019, as amended, restated, supplemented or otherwise modified from time to time (the amount in clause (i) and certain interest owing as more specifically set forth in the Side Letter (defined below) are collectively referred to herein as the “Obligations to Jupiter Sellers”), junior secured promissory notes (the “Junior Loan”).

WHEREAS, the Borrowers are contemporaneously entering into a Senior Secured Note Purchase Agreement with NR 1, LLC, as the “Noteholder Representative” thereunder (referred to herein as the “Senior Noteholder Representative”) and the Purchasers as defined therein (referred to herein as the “Senior Purchasers”), pursuant to which the Senior Purchasers thereunder are providing a senior secured credit facility to the Borrowers (the “Senior Loan”).

WHEREAS, the Noteholder Representative and each Purchaser under this Agreement has agreed to subordinate payment of the Junior Loan to payment in full of the Senior Loan and has agreed to subordinate any liens securing the Junior Loan to the liens securing the Senior Loan, pursuant to a the Subordination Agreement (as herein defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.              Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1          “Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of more than fifty percent (50%) of the voting equity interests and the right to exercise same. The terms “Controlling” and “Controlled” have meanings correlative thereto.

1.2          “Agreement” has the meaning set forth in the preamble to this Agreement.

1.3          “Applicable Securities Legislation” means, at any time, all securities laws and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities applicable to the Parent or to which it is subject.

1.4          “Baker” has the meaning set forth in the preamble to this Agreement.

1.5          “Borrowers” has the meaning set forth in the preamble to this Agreement.

1.6          “Business Day” means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Boston, Massachusetts.

1.7          “CAC” has the meaning set forth in the preamble to this Agreement.

1.8          “Canadian Security Agreement” means that certain Security Agreement entered into by the Parent and the Noteholder Representative.

1.9          Change of Control” means (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or (ii) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors), in each case other to the extent occurring in accordance with the terms of this Agreement.

1.10        “Closing” has the meaning set forth in Section 3.1 of this Agreement.

1.11        “Commission” means the United States Securities and Exchange Commission.

1.12        “Common Stock” means the Parent’s common shares, without par value.

1.13       “Consideration” means the Noteholder Representatives and the Purchasers release of the Obligations to Jupiter Sellers set forth in Section 3.3 hereof.

1.14        “Constating Documents” means: (a) with respect to a corporation, its constitution, articles or certificate of incorporation, amalgamation or continuance or other similar documents and its by-laws (if any); and (b) with respect to a limited liability company or limited partnership, its articles or certificate of formation or limited partnership, as the case may be, and its limited liability company or limited partnership agreement, as the case may be, in each case as amended or supplemented from time to time.

1.15        “DACA Bank” has the meaning given to such term in Section 6.15 of this Agreement.

1.16       “DACAs” mean the deposit account control agreements entered into or to be entered into in respect of the bank accounts of the Parent, the Borrowers and the Guarantors in favor of the Noteholder Representative for the benefit of the Noteholder Representative and the Purchasers, in form and substance reasonably satisfactory to the Noteholder Representative and the Noteholder Representative, and “DACA” means any one of them.

1.17        “Disposition” means the sale, transfer, license, lease or other disposition of any Collateral (as defined in the Security Agreements) by any Loan Party (including any Equity Interests owned by such Person).

1.18        “Disqualification Event” has the meaning given to such term in Section 4.16 of this Agreement.

1.19        “DTC” has the meaning given to such term in Section 10.14(c) of this Agreement.

1.20       “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

1.21        “Event of Default” has the meaning given to such term in Section 9.1 of this Agreement.

1.22        “Exchange” means the Canadian Securities Exchange.

1.23       “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

1.24        “Excluded Obligations” means the “Excluded Obligations” as defined in the Jupiter Side Letter.

1.25        “FCPA” has the meaning given to such term in Section 4.20 of this Agreement.

1.26        “Financial Statements” has the meaning given to such term in Section 4.19 of this Agreement.

1.27        “Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof, whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

1.28        “Guarantor(s)” means the Parent and each Subsidiary executing a Guaranty. For greater certainty all Subsidiaries of the Parent, direct and indirect existing now or in the future, other than Immaterial Subsidiaries shall be required to enter into Guarantees on forms equal to the then existing Guarantees.

1.29       “Guaranty” means, collectively, those certain Guarantees executed and delivered by any Guarantor from time to time party hereto, as amended, restated, supplemented or otherwise modified from time to time.

1.30        “IFRS” means International Financial Reporting Standards.

1.31        “Immaterial Subsidiary” means a Subsidiary of the Parent that at all times during and throughout the term of this Agreement (a) has total assets equal to less than of two percent (2%) of the consolidated total assets of the Parent and its Subsidiaries or total revenues equal to less than of two percent (2%) of the consolidated total revenues of the Parent and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Parent; and (b) does not own Equity Interests in any Subsidiary that is not an Immaterial Subsidiary; provided that the total assets or total revenues of all the Subsidiaries that are Immaterial Subsidiaries shall not exceed ten percent (10%) of the consolidated total assets or total revenues, as the case may be, of the Parent and its Subsidiaries

1.32        “Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) obligations with respect to capital leases, (c) all obligations to pay the deferred purchase price of property or services (including, without limitation, third party vendor services), (other than trade payables incurred in the ordinary course of such Person’s business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person, (f) all derivative obligations of such Person, (g) all contingent liabilities in respect of any of the foregoing Indebtedness, (h) any of the foregoing Indebtedness of any partnership or joint venture of which such Person is a general partner or joint venturer, (i) any guarantee of any of the foregoing Indebtedness of others, and (j) all obligations to make any payment in connection with any warrants or any other Equity Interests including any put, redemption and mandatory dividends, of such Person or any Affiliate thereof.

1.33        “Indemnitee” has the meaning set forth in Section 10.1(b) of this Agreement.

1.34        “Information Certificate” has the meaning given to such term in Section 4 of this Agreement.

1.35        “Inventory” means all of the Borrowers’ and each other Loan Party’s present and hereafter acquired inventory (as defined in the Uniform Commercial Code) including all merchandise and inventory in all stages of production (from raw materials through work-in-process to finished goods), and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping of the foregoing, and all proceeds of any of the foregoing.

1.36        “Jimmy Jang” has the meaning set forth in the preamble to this Agreement.

1.37        “Jupiter” has the meaning set forth in the preamble to this Agreement.

1.38      “Jupiter Credit Facility” means an asset-backed credit facility, with Jupiter Research as the borrower, obtained on commercially reasonable terms and with the prior written consent of the Noteholder Representative (which consent will not be unreasonably withheld, conditioned or delayed).

1.39        “Jupiter Side Letter” means that certain letter agreement, dated on or about the date hereof, between [REDACTED NAME], as sellers’ representative, and the Parent.

1.40       “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law; provided, however, that the term “Laws” expressly excludes the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana (including any implementing regulations, orders, rules, decrees and schedules in effect at the relevant time) and any other U.S. federal laws, rules, regulation ordinance, order, code, judgment, decree, directive, injunction, writ or similar action or decision regarding marijuana, generally, or which is predicated upon a violation of the Controlled Substances Act as it applies to marijuana.

1.41        “Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

1.42        “Loan Documents” means, collectively, this Agreement, the Notes, the Guarantees, the Security Agreements, the Pledge Agreement, the Subordination Agreement and each other agreement, instrument, document and certificate executed and delivered to, or in favor of, Noteholder Representative and the Purchasers in connection with this Agreement.

1.43        “Loan Parties” means, collectively, the Borrowers, Parent and each other Guarantor.

1.44        “Lockbox Account” has the meaning set forth in Section 6.15 of this Agreement.

1.45        “Lockbox Agreement” means such lockbox agreement as may be entered by CAC, the Noteholder Representative and a bank in respect of CAC’s operating account after the date of this Agreement.

1.46        “Lockbox Bank” has the meaning set forth in Section 6.15 of this Agreement.

1.47        “Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, operations or financial condition of the Loan Parties taken as a whole, or (b) the consummation of the issuance of the Notes; or (c) the ability of any Borrower or any other Loan Party to perform its Obligations pursuant to this Agreement or any other Loan Document, (d) the validity, binding effect or enforceability against any Borrower or any other Loan Party of any Loan Document to which it is a party or (e) the rights or remedies available to, or conferred upon, the Noteholder Representative or any Purchaser under any Loan Documents; provided, however, that in no event shall there be a Material Adverse Effect as a result of the fact or effect of the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana (including any implementing regulations, orders, rules, decrees and schedules in effect at the relevant time) and any other U.S. federal laws, rules, regulation ordinance, order, code, judgment, decree, directive, injunction, writ or similar action or decision regarding marijuana, generally, or which is predicated upon a violation of the Controlled Substances Act as it applies to marijuana.

1.48        “Maturity Date” means, with respect to each Note issued under this Agreement, the date that is forty-two (42) months following the date of this Agreement.

1.49        “NI 45-106” means National Instrument 45-106 “Prospectus Exemptions”.

1.50        “Noteholder Representative” has the meaning set forth in the preamble to this Agreement.

1.51        “Notes” means the one or more promissory notes issued to each Purchaser pursuant to Section 2 of this Agreement, the form of which is attached hereto as Exhibit A.

1.52       “Obligations” means and includes all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Loan Parties to Purchasers and the Noteholder Representative of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Agreement, the Notes and the other Loan Documents, including, without limitation, all interest, fees, charges, expenses, indemnification obligations, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Loan Parties, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

1.53        “Obligations to Jupiter Sellers” has the meaning set forth in the preamble to this Agreement.

1.54        “Parent” has the meaning set forth in the preamble to this Agreement.

1.55        “Permit” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person.

1.56        “Permitted Dispositions” means (a) Dispositions of Inventory in the ordinary course of business, (b) Disposition of damaged, surplus, worn-out or obsolete personal property, (c) Dispositions of property (other than Equity Interests of any Subsidiary) in the ordinary course of business, to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property with a Person that is not an Affiliate of a Loan Party and (ii) the proceeds of such Dispositions are applied to the purchase price of such replacement property within a commercially reasonable time, (d) the unwinding of hedging or swap contracts entered into in the ordinary course of business, (e) non-exclusive licenses or sublicenses of intellectual property and leases or subleases of real property, in each case granted to Persons that are not Affiliates of a Loan Party in the ordinary course of business not interfering with, or impairing, in any material respect the conduct of any Loan Party’s business or ability to fulfill its Obligations; and (f) Dispositions of property by the Parent or a Subsidiary of the Parent to another Loan Party.

1.57       “Permitted Indebtedness” means (i) Indebtedness arising under this Agreement and the other Loan Documents, (ii) purchase money Indebtedness of up to $500,000 per annum in aggregate across all Loan Parties for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of a Loan Party, provided (A) the amount of such indebtedness shall not exceed such purchase price, (B) such indebtedness shall not be secured by any other asset other than the specific asset being financed, and (C) such indebtedness shall be incurred within sixty (60) days after the acquisition of such asset, (iii) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iv) to the extent constituting Indebtedness, obligations in respect of any cash management arrangement and obligations in respect of netting services, overdraft protections and other customary bank products in connection with deposit accounts, so long as such obligations are incurred in the ordinary course of business; (v) Indebtedness in respect of letters of credit or bankers acceptances issued at the request of the Borrowers or any other Loan Party in the ordinary course of business not to exceed $500,000 in the aggregate at any one time, (vi) Indebtedness in respect of leases, statutory obligations, surety, stay, customs, bid and appeal bonds, performance bonds and performance and completion and return of money guaranties, government contracts and similar obligations incurred in the ordinary course of business, not to exceed in the aggregate $500,000 at any time outstanding, (vii) unsecured Indebtedness owed to any Person providing workers’ compensation, health, disability or other standard employee benefits (including contractual and statutory benefits), pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and in each case so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such benefits for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year, (viii) subordinated Indebtedness owing to another Loan Party not to exceed in the aggregate $500,000 at any given time, (ix) Indebtedness under the Jupiter Credit Facility, up to a maximum of $10,000,000, (x) Permitted Subordinated Debt, (xi) the Senior Indebtedness; (xii) other subordinated Indebtedness in an aggregate principal amount not to exceed U.S. Five Hundred Thousand and No/100 Dollars (U.S. $500,000.00) at any one time outstanding; and (xii) such other Indebtedness that is consented to by the Noteholder Representative.

1.58       “Permitted Liens” means (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (and which proceedings are sufficient to prevent imminent foreclosure of such liens); (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (iv) Liens in favor of the Purchasers relating to the Private Placement; (v) Liens securing the Jupiter Credit Facility; (vi) Liens securing the Senior Indebtedness; (vii) any Liens that are expressly subordinate to the Obligations in form and substance satisfactory to the Noteholder Representative; and (viii) any other Liens that are consented to by the Noteholder Representative

1.59        “Permitted Subordinated Debt” means Indebtedness of a Loan Party approved in writing by the Noteholder Representative or the Senior Noteholder Representative.

1.60       “Person” means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

1.61        “Pledge Agreement” means the Pledge Agreement dated the date hereof made by Parent in favor of the Noteholder Representative for the benefit of the Purchasers.

1.62        “Post-Closing Obligations” means the post-closing obligations set forth in Section 8.4 of this Agreement.

1.63        “Private Placement” means the private placement of Notes under this Agreement.

1.64        “Purchasers” has the meaning set forth in the preamble to this Agreement.

1.65        “Questionnaire” has the meaning given to such term in Section 5.5 of this Agreement.

1.66        “Regulation D” means Rule 506 of Regulation D.

1.67        “Related Parties” shall mean, with respect to any Person, such Person’s Affiliates, stockholders, partners and other holders of Equity Interests of such Persons and the managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

1.68        “Representation Letter” has the meaning given to such term in Section 5.17 of this Agreement.

1.69       “Required Purchasers” means, at any time, Purchasers holding more than fifty per cent (50%) of the aggregate principal amount of the outstanding Notes at such time.

1.70       “Responsible Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer.

1.71        “Schedule of Purchasers” has the meaning set forth in the preamble to this Agreement.

1.72        “Securities Act” means the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

1.73       “Security Agreements” means, collectively, those certain security agreements executed and delivered by any Loan Party from time to time party hereto, as amended, restated, supplemented or otherwise modified from time to time including without limitation, the U.S. Security Agreement, the Canadian Security Agreement, and the Pledge Agreement.

1.74       “Senior Indebtedness” means the Senior Loan and any other Indebtedness owing by the Borrowers under the Senior Secured Note Purchase Agreement.

1.75       “Senior Loan” has the meaning set forth in the preamble to this Agreement.

1.76        “Senior Noteholder Representative” has the meaning set forth in the preamble to this Agreement.

1.77       “Senior Purchasers” has the meaning set forth in the preamble to this Agreement.

1.78        “Solvent” means, at any time with respect to any Person, that at such time the assets and properties of such Person at a fair valuation are greater than the liabilities of such Person.

1.79       “Statutory Lien” means, with respect to any property, any mechanics’, workmen’s, repairmen’s, laborer’s, materialmen’s, suppliers’, warehousemen’s liens or similar Liens arising by operation of law and not constituting a Permitted Lien.

1.80      “Subordination Agreement” means that certain Subordination and Subordination Agreement by and among the Noteholder Representative, on behalf of and for the benefit of the Purchasers, and the Senior Noteholder Representative on behalf of the Senior Purchasers.

1.81       “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which such Person owns, directly or indirectly, more than fifty percent (50%) of the voting securities thereof. Except when the context requires otherwise, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Parent.

1.82       “Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

1.83        “Trading Affiliates” has the meaning given to such term in Section 5.10 of this Agreement.

1.84       “U.S. Security Agreement” means that certain Security Agreement entered into by the Borrowers, the Guarantors and the Noteholder Representative.

2.             Terms of the Notes; Fees.

2.1          Purchase and Sale of Notes. In exchange for the Consideration provided by each Purchaser, the Borrowers will issue to such Purchaser one or more Notes. Each Note will have an original principal amount equal to the Consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.2          Security. The Note and the Obligations of the Borrowers hereunder and the obligations of the Loan Parties under this Agreement and the other Loan Documents will be (a) secured by a security interest in all of the assets of the Loan Parties, as more fully set forth in the Security Agreements and (b) guaranteed, as set forth in the Guarantees.

2.3          Release Consideration. Subject to and conditioned upon the issuance of the Notes hereunder at Closing, the Noteholder Representative and each Purchaser and each of their Related Parties, individually and jointly, and on behalf of their principals, directors, officers, counsel, managers, stockholders, members, limited partners, general partners; present, former, and future spouses, agents, representatives, successors, heirs, beneficiaries, predecessors, assigns, legal representatives, trustees and executors and anyone claiming by, through or on behalf of any of them (all of the foregoing are collectively referred to hereafter as “Releasing Parties”) hereby release, remise, and forever discharge Jupiter, the Parent, the Borrowers and each other Loan Party and each of their Related Parties, individually and jointly, and on behalf of their principals, directors, officers, counsel, managers, stockholders, members, limited partners, general partners; present, former, and future spouses, agents, representatives, successors, heirs, beneficiaries, predecessors, assigns, legal representatives, trustees and executors (all of the foregoing are collectively referred to hereafter as “Released Parties”) from any and all claims, debts, suits, demands, contracts, judgments, damages, costs, proceedings, and actions of any kind which Releasing Parties ever had, now have, or may hereafter have, whether known or unknown, accrued or not accrued, suspected or unsuspected, arising out of or in any way related to the Obligations to Jupiter Sellers but specifically excluding the Excluded Obligations and any claims that the Purchasers may have under the Merger Agreement (other than with respect to the Holdback Amount and interest accrued thereon as of the date of this Agreement) (collectively, the “Claims”). The Releasing Parties hereto fully and voluntarily waive, release, and relinquish any rights and benefits which they may have under any law pertaining to the Claims. In connection with such waiver and relinquishment, the Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true as regards the subject matter of this release, but it is their intention to fully and finally forever settle and release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, which do now exist, may exist, or heretofore have existed between the Releasing Parties and the Released Parties, other than as set forth in this Agreement. In furtherance of this intention, the releases herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts or any other circumstance.

2.4          Interest; Payment. Subject to the Subordination Agreement, the Notes shall provide that the outstanding principal amount of the Notes will be due and payable by the Borrowers on the Maturity Date. Interest on the Notes will be computed and payable as provided in the terms thereof. Notwithstanding anything contained herein to the contrary, at any time, the Borrowers may prepay the Obligations, in full or in part, without penalty (together with any reasonable transaction costs incurred by the Purchasers in connection with such prepayment) on a pro rata basis. The Parent shall deliver to the Noteholder Representative a written notice of their intention to prepay all or a portion of the Notes, which notice shall state the amount of the prepayment and the prepayment date. Any prepayment shall be accompanied by all accrued and unpaid interest on the principal amount being prepaid.

2.5          Taxes. Any and all payments by the Borrowers under this Agreement or under the Notes or by the Guarantors under the Guarantees shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Laws. If any of the Borrowers or the Guarantors shall be required to deduct or withhold any Taxes from or in respect of any amount payable under this Agreement or under the Notes or any other Loan Document, then the relevant Borrower or Guarantor shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws, and the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Purchaser receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3.             Closing.

3.1          Closing. Closing of the issuance of Notes in return for the Consideration provided by each Purchaser participating therein will take place remotely via the exchange of documents and signatures. The Closing will occur on the date of this Agreement, or at such other time and place as the Borrowers and the Purchasers acquiring a majority-in-interest of the aggregate principal amount of the Notes to be sold at such Closing agree upon orally or in writing (which time and place are designated as the “Closing”). At Closing, each Purchaser participating therein will execute and deliver this Agreement and the other Loan Documents to the Borrowers and the Borrowers will deliver to each such Purchaser one or more executed Notes in return therefor. The aggregate principal amount of Notes that shall be issued and sold under this Agreement at the Closing, and accordingly the aggregate Consideration for such Notes, shall be U.S. Thirty-Six Million One Hundred Eighty Thousand and No/100 Dollars (U.S. $36,180,000.00).

3.2          Reserved.

3.3          Noteholder Register. The Noteholder Representative will maintain a register of noteholders and will update the same from time to time.

4.             Representations and Warranties of the Borrowers. In connection with the transactions contemplated by this Agreement, the Borrowers, jointly and severally, hereby represent and warrant as of Closing, to the Purchasers as follows, except as set forth on that certain Information Certificate provided to the Noteholder Representative by Borrowers (the “Information Certificate”):

4.1          Due Organization; Qualification and Good Standing. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, company or partnership (as applicable) power and authority to carry on its business as now conducted. Each Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a Material Adverse Effect. Schedule 4.1 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary, if any, of the Borrowers and the other Loan Parties.

4.2          Authorization and Enforceability. All corporate, company or partnership (as applicable) action has been taken on the part of the Loan Parties necessary for the authorization, execution and delivery of this Agreement and the Loan Documents.

4.3          Binding Obligations. Each Loan Document constitutes the legal, valid and binding obligation of the Parent and each other Loan Party, as applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.4          No Conflicts. The execution, delivery and performance by the Borrowers of the Loan Documents to which it is a party and the consummation by the Borrowers of the transactions contemplated hereby or thereby do not (i) violate any provision of the certificate or articles of incorporation, bylaws or other organizational or charter documents of the Borrowers or any Loan Party, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Borrowers or any Loan Party or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower or Subsidiary debt or otherwise) or other written understanding to which the Borrowers or any Loan Party are a party or by which any property or asset of the Borrowers or any Loan Party are bound, or affected, or (iii) except for Federal Cannabis Laws, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower or any Loan Party is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Borrowers or their securities are subject), or by which any property or asset of the Borrowers or any Loan Party are bound or affected, except in the case of clause (ii) or clause (iii) such as would not have a Material Adverse Effect.

4.5          Binding Obligations. Each Loan Document constitutes the legal, valid and binding obligation of the Parent and each other Loan Party, as applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies.

4.6          Governmental Approvals. The execution, deliver and performance by the Parent and each other Loan Party, as applicable, of this Agreement and the other Loan Documents to which the Borrowers are or are to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of or filing with, any governmental agency or authority other than those already obtained and other than any approval or consent in connection with or pursuant to Federal Cannabis Laws.

4.7          Filings, Consents and Approvals. No Borrower nor any other Loan Party is required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by such Borrower or such Loan Party of the Loan Documents (including the issuance of the Notes), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, and (iii) those contemplated by the Loan Documents or already obtained.

4.8          Issuance of the Notes. The Notes have been duly authorized and, when issued and paid for in accordance with the terms of the Loan Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Loan Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Notes, will be issued in compliance with all applicable federal and state securities laws.

4.9          Taxes; Governmental Charges. Each Loan Party has timely filed or caused to be timely filed all material federal, state, province and foreign income tax returns which are required to be filed, and has paid or cause to be paid all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested in good faith in appropriate proceedings and reserved for in accordance with IFRS.

4.10       Absence of Financing Statements. Except as set forth on Schedule 4.9 hereto, none of the Loan Parties is subject to any Liens other than Permitted Liens and there are no acts, circumstances or conditions known to the Loan Parties that may result in any Liens other than Permitted Liens. The Liens granted to the Purchasers and the Noteholder Representative pursuant to the Loan Documents are fully perfected Liens in and to the collateral described therein, subject only to Permitted Liens and the Subordination Agreement.

4.11        Solvency. Each Loan Party is Solvent.

4.12       Permits. Each Borrower has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and each Borrower is not in default in any material respect under any of such franchises, permits, licenses or other authority.

4.13       Capitalization. Each Borrower is a wholly-owned direct or indirect subsidiary of the Parent. Except as set forth on the Information Certificate, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from a Borrower any Equity Interests of such Borrower or any securities convertible into or exchangeable for Equity Interests of such Borrower.

4.14       Litigation. Except as set forth in the Information Certificate, there is no action, suit, proceeding or investigation pending or, to the Borrowers’ knowledge, currently threatened in writing against any Loan Party that questions the validity of the Loan Documents or the right of any Loan Party to enter into the Loan Documents, or to consummate the transactions contemplated thereby, or that might result, if determined adversely to any Borrower, in a Material Adverse Effect, or in any material change in the current equity ownership of any Borrower.

4.15        Intellectual Property. To each Borrower’s knowledge, it owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to such Borrower in the conduct of such Borrower’s business as now conducted and as presently proposed to be conducted without any known conflict with, or infringement of, the rights of others. No Borrower is aware of having received any communications alleging that such Borrower has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person.

4.16      Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Borrowers or, to the Borrowers’ knowledge, any person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

4.17          Certain Transactions. Except as set forth in the Information Certificate, no Borrower is indebted, directly or indirectly, to any of its directors, officers or employees or, to the Borrowers’ knowledge, to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or for other customary employee benefits made generally available to all employees.

4.18          Leased Property. With respect to the property and assets such Borrower leases, each Borrower is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest.

4.19          Financial Statements. Each Borrower has delivered to the Purchasers its unaudited financial statements as of June 30, 2019 and for the six-month period then ended (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated. Except as set forth in the Financial Statements, none of the Loan Parties has any Indebtedness other than (i) Permitted Indebtedness and (ii) Indebtedness of a type or nature not required under IFRS to be reflected in the Financial Statements. The Financial Statements fairly present in all material respects the financial condition and operating results of each Borrower as of the dates, and for the periods, indicated therein. Each Borrower maintains and will continue to maintain a standard system of accounting. Since June 30, 2019, no event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.

4.20          Foreign Corrupt Practices Act. No Borrower nor to Borrowers’ knowledge, any of such Borrower’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist such Borrower or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any person. No Borrower nor to Borrowers’ knowledge, any of such Borrower’s directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither any Borrower nor, to the Borrowers’ knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

4.21          Finance Lender Representations. Each Borrower’s Board of Directors, Boardof Managers, Manager, Managing Member, General Partner or equivalent governing body, person or entity, as the case may be, has approved the Loan Documents based upon a reasonable belief that the transactions contemplated thereby are appropriate for such Borrower after reasonable inquiry concerning such Borrower’s financing objectives and financial situation.

4.22          Disclosure. Each Borrower has made available to the Purchasers all the information reasonably available to such Borrower that any Purchaser has requested for deciding whether to acquire its Note. No representation or warranty of any Borrower contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Borrowers have not been requested to deliver a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

5.          Representations, Warranties and Acknowledgements of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser participating in Closing, severally and not jointly, hereby represents, warrants and acknowledges as of Closing to the Borrowers and the Parent as follows:

5.1          Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.2          Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Borrowers, which such Purchaser confirms by executing this Agreement, that the Notes will be acquired for investment for such Purchaser’s own account, not as a nominee or Noteholder Representative (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person, with respect to the Notes. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Notes.

5.3          No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

5.4          Investment Intent. Such Purchaser understands that the Notes are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Notes as principal for its own account and not with a view to, or for distributing or reselling such Notes or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Notes for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Notes pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Notes (or any securities which are derivatives thereof) or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

5.5          Purchaser Status. At the time such Purchaser was offered the Notes, it was, on each date on which it receives Notes it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Each Purchaser shall complete, execute and deliver to Borrowers and Parent an investor questionnaire (in form acceptable to Borrowers and Parent, a “Questionnaire”) in which it shall, among other things, specifically represent and warrant that it qualifies as an accredited investor under Rule 501 of Regulation D, and in all respects, as of the Closing.

5.6          Residency. Such Purchaser has, if an entity, its principal place of business or,if an individual, its primary residence in the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

5.7          General Solicitation. Such Purchaser is not acquiring the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

5.8          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

5.9          Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Borrowers concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes; (ii) access to information about the Borrowers and the Loan Parties and their respective financial condition, results of operations, business, properties, management and prospects (other than material non-public information) sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Borrowers possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Borrower’s and each other Loan Party’s representations and warranties contained in the Loan Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Notes.

5.10           Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the earlier to occur of (i) the time that such Purchaser was first contacted by the Borrowers or any other Person regarding the transactions contemplated hereby and (ii) the tenth day prior to the date of this Agreement, neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Notes, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Borrowers (including, without limitation, any Short Sales involving the Borrowers’ securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, disclosures to potential co-investors or as otherwise consented to by the Borrowers, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.11          Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Borrowers or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Borrowers or any Purchaser.

5.12          Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Notes pursuant to the Loan Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Borrowers to the Purchaser in connection with the purchase of the Notes constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes. Such Purchaser understands that the Noteholder Representative has acted solely as the Noteholder Representative of the Borrowers in this placement of the Notes and such Purchaser has not relied on the business or legal advice of the Noteholder Representative or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Loan Documents.

5.13          Reliance on Exemptions. Such Purchaser understands that the Notes being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrowers are relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes.

5.14          No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

5.15           Offering Documents. Such Purchaser has not relied upon any investor presentation. Such Purchaser has not received or been provided with, nor has it requested, any offering memorandum, prospectus, sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Loan Parties which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Notes.

5.16           No Prospectus. No securities commission or similar regulatory authority has reviewed or passed on the merits of the Notes; there is no government or other insurance covering the Notes; there are risks associated with the Notes; and there are restrictions on the Purchaser’s ability to resell the Notes, and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the securities.

5.17           Reserved.

5.18           Acting on Behalf of Beneficial Purchaser. If such Purchaser is not acquiring the Notes as principal, it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is acquiring as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Notes, it acknowledges that the Borrowers and/or the Parent may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Notes for whom it may be acting, and it shall complete a Representation Letter on behalf of each beneficial purchaser.

5.19           Offshore Purchasers. If such Purchaser or any other purchaser for whom it is acting hereunder is resident in or otherwise subject to the applicable securities laws of a jurisdiction outside of the United States, there are prospectus and registration exemptions in such other jurisdiction such that the purchase of Notes by such Purchaser shall not trigger a requirement in such other jurisdiction for the Borrowers or the Parent to file a prospectus, registration statement or similar document.

5.20           Filings. If required by applicable securities laws, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Loan Parties in filing, such reports, undertakings and other documents with respect to the issue of the Notes;

6.          Affirmative Covenants.

6.1          Notice Requirements. The Borrowers shall promptly deliver to the Noteholder Representative (i) after any officer of Parent or another Loan Party knows that any Event of Default under any term or provision of the Loan Documents, written notice of the occurrence of any such Event of Default, including a statement of a Responsible Officer setting forth details of such Event of Default and the action which any Borrower or any other Loan Party has taken or proposes to take with respect thereto; and (ii) written notice of any litigation, legal or governmental proceedings or dispute pending or threatened against any Loan Party (A) involving amounts in excess of U.S. $250,000.00, (B) seeking to enjoin, either directly or indirectly, the execution, delivery or performance by any Borrower and any other Loan Party of the Loan Documents or the transactions contemplated thereby, or (C) would reasonably be expected to result in a Material Adverse Effect.

6.2          Government Charges and Other Claims. Each Borrower and each other Loan Party shall pay and discharge when due all Taxes, levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon or relating to (i) such Borrower or such Loan Party, (ii) employees, payroll, income or gross receipts of such Borrower or such Loan Party, (iii) the ownership or use of any assets by such Borrower or such Loan Party or (iv) any other aspect of such Borrower or such Loan Party to the date upon which penalties accrue thereon, except as may be contested in good faith by the appropriate procedures and for which adequate reserves in accordance with IFRS have been set aside.

6.3          Reserved.

6.4          Reserved.

6.5          Books and Records; Inspection. Each of the Parent and the Subsidiaries will keep books and records in accordance with IFRS which accurately reflect in all material respects all of its business affairs and transactions. From time to time upon reasonable notice to the Parent, the Parent will permit any officer or employee of or Noteholder Representative designated by, the Noteholder Representative to visit and inspect any of the properties of the Parent or any Loan Party, examine the Parent’s or any Loan Party’s corporate books or financial records of the Parent at the Parent’s offices, and discuss the affairs, finances and accounts of the Parent or any Loan Party with the Parent’s officers or certificate public accountants, provided that such visits and inspections shall be made only during business hours and so as not to interfere unreasonably with the business and operations of the Parent. The Noteholder representative and any employee, representative or agent of the Noteholder Representative seeking to visit or inspect any of the Properties of a Loan Party agrees that it shall comply with any applicable laws and regulations, including any requirement that such individuals be subject to a background check in advance. All confidential or proprietary information provided to or obtained by the Purchasers under this Section or under this Agreement shall be held in strict confidence by the Purchasers. All information provide to the Purchasers pursuant hereto shall be deemed “confidential and proprietary information unless (i) the Parent indicates otherwise in writing, (ii) the information was or becomes generally available to the public other than as a result of a disclosure in violation of this Section by any Purchaser or its representatives, (iii) the information was or becomes available to the Purchasers or its representatives on a non-confidential basis from a source other than the Parent, provided the source was not bound by a confidentiality agreement in respect thereof preventing disclosure to the Purchaser(s) or their representatives, (iv) the information was in the possession of the Purchaser(s) prior to being furnished by or on behalf of the Parent, and not subject to any confidentiality obligations to the Parent or any Loan Party or (v) the information is independently developed by the Purchaser(s) without reference to and not based upon, in whole or in part, any information which otherwise constitutes “confidential or proprietary information.”

6.6          Future Guarantors, Security, Etc. The Parent and each Subsidiary (other than Immaterial Subsidiaries) will execute any documents, financing statements, agreements and instruments, and take all further action that is required under applicable Law, or that Noteholder Representative or Noteholder Representative may reasonably request, in order to grant, preserve, protect and perfect the validity (subject to Permitted Liens and the Subordination Agreement) of the Liens created or intended to be created by the Loan Documents. Prior to or upon acquiring or organizing any new Subsidiary that is not an Immaterial Subsidiary the Parent shall cause such Subsidiary to execute a supplement (in form and substance satisfactory to Purchasers) to the Guaranty and each other applicable Loan Document in favor of Purchasers. In addition, from time to time, each of the Parent and the Subsidiaries (other than Immaterial Subsidiaries) will, at its cost and expense, to the extent legally permissible, promptly secure the Obligations, and their respective obligations pursuant to the Loan Documents, by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as Noteholder Representative or Noteholder Representative shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, all the assets of the Parent and the Subsidiaries (other than Immaterial Subsidiaries) (including personal property acquired subsequent to the date hereof) and equity of the Subsidiaries (other than Immaterial Subsidiaries). Immediately upon a Subsidiary failing to be an Immaterial Subsidiary it shall satisfy the above covenants. For greater certainty, as the Liens created or intended to be created by the Loan Documents may be effected by a change in location of any assets of the Parent or any Subsidiaries that are not Immaterial Subsidiaries, the Parent and all Subsidiaries shall not, at any time have property outside of the jurisdictions where the security interest of the Noteholder Representative shall have first ranking application, with a value in excess of U.S. $250,000.00 in the aggregate. Further, no Loan Party (i) shall change its name, or jurisdiction or organization without giving thirty (30) days prior written notice to the Noteholder Representative and (ii) shall have deposits in any bank account domiciled in the United States of America in excess of U.S. $250,000.00 where such bank account is not subject to a DACA in favor of the Noteholder Representative.

6.7          Permits. Each of the Borrowers and each other Loan Party will obtain, maintain and preserve, and take all necessary action to timely renew, and keep in full force and effect all Permits and accreditations which are material and necessary in the proper conduct of its business.

6.8          Compliance with Laws. Each of the Borrowers and each other Loan Party will comply with the requirements of all Laws applicable to it or to its business or property, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.9          Maintenance of Listing. The Parent shall maintain: (i) the listing of its Common Stock on the Exchange or any other Canadian stock exchange, and (ii) its status as a “reporting issuer” under Applicable Securities Legislation in at least one reporting jurisdiction.

6.10          Maintenance of Property. The Loan Parties will at all times maintain, reserve, protect and keep or cause to be maintained, preserved, protected and kept, the property of the Loan Parties in good repair, working order and condition (ordinary wear and tear excepted) in all material respects and consistent with past practice.

6.11           Filling of Securities Documents; Financial Reporting.

(a)          The Parent shall timely file all documents that must be publicly filed or sent to its shareholders pursuant to Applicable Securities Legislation within the time prescribed by such Applicable Securities Legislation.

(b)          The Parent agrees to furnish to the Noteholder Representative (for distribution to the Purchasers):

(i)          as soon as available but in any event, within one hundred and twenty (120) days after the end of each fiscal year of the Parent, audited annual financial statements of the Parent for such year which present fairly the Parent’s consolidated and consolidating financial condition including the balance sheet of the Parent as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, all on a consolidated basis (and consolidating basis which shall not be required to be audited), setting forth in the consolidated and consolidating statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and accompanied by a report and opinion of independent public accountants of recognized standing and satisfactory to the Noteholder Representative, which report and opinion shall be prepared in accordance with generally accepted accounting principles;

(ii)          as soon as available but in any event within thirty (30) days after the end of each month, the Parent’s unaudited, internally prepared monthly consolidated and consolidating financial statements, along with year-to-date information, including a balance sheet, income statement and statement of cash flows with respect to the periods measured, all in reasonable detail (including without limitation a separate breakout of sales, a free cash flow report and a profit and loss statement for CAC) and satisfactory in form, substance and scope to the Noteholder Representative and certified by an authorized financial or accounting Responsible Officer of the Parent (or any other Responsible Officer reasonably satisfactory to the Noteholder Representative) as presenting fairly the financial position (on a consolidated basis, if applicable) of the Parent as of the date indicated and the results of their operations and changes in financial position (on a consolidated basis if applicable) for the period indicated in conformity with IFRS, consistently applied (except for such inconsistencies which may be disclosed in such report); and

(iii)          Within a reasonable time following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Noteholder Representative may reasonably request.

6.12           Maintenance of Insurance. Each of the Borrowers and each other Loan Party (other than Immaterial Subsidiaries) shall maintain policies of insurance with financially sound and reputable carriers, and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent operates, in each case of at least the same type and coverages as maintained as of the date of this Agreement; (ii) within 30 days following the Closing and on each anniversary of the Closing deliver to the Noteholder Representative certificates of insurance; and (iii) promptly at the request of the Noteholder Representative, deliver to the Noteholder Representative all certificates and reports prepared in connection with such insurance. The Parent agrees that its Board of Directors shall undertake a comprehensive review of its insurance policies and coverages promptly following the Closing, and annually thereafter, to determine suitability at such times and whether to increase coverages. The Parent agrees to cause the Noteholder Representative to be named as a loss payee on its insurance policies. In addition, the Parent agrees it will not reduce the level or scope of its insurance policies, not renew, terminate or cancel any insurance coverage in place or remove the Noteholder Representative as a loss payee thereunder, in each case prior to fulfillment of the Obligations under the Notes and thereafter for a period of at least six years without the prior consent of the Noteholder Representative.

6.13          Maintenance of Office. The Borrowers will maintain their chief executive office at the locations set forth in the Information Certificate, or at such other place in the United States or Canada as the Parent or a Borrower shall designate in writing to the Noteholder Representative, where notices, presentations and demands to or upon the Loan Parties in respect of the Loan Documents to which the Loan Party is a party may be given or made.

6.14          Existence. The Parent will and shall cause each of its Subsidiaries to preserve and maintain its legal existence and all of its rights, privileges, licenses, contracts and property and assets used or useful to its business except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.

6.15          Lockbox Account. So long as the Senior Indebtedness has been paid in full and any Obligations remain outstanding, (i) CAC shall, upon request of the Noteholder Representative, use reasonable commercial efforts to establish and maintain its primary operating accounts (individually and/or collectively as the context may require, the “Lockbox Account”) with a bank reasonably acceptable to the Noteholder Representative (the “Lockbox Bank”) which shall be pledged to the Noteholder Representative, and which Lockbox Account shall be subject to springing dominion and control of the Noteholder Representative under the Lockbox Agreement. Upon the occurrence and during the continuance of an Event of Default, the Noteholder Representative shall have the sole right to authorize withdrawals (whether by CAC or any other Person), in accordance with instructions given by the Noteholder Representative to Lockbox Bank pursuant to the Lockbox Agreement and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by CAC. In addition, upon the request of the Noteholder Representative of a Loan Party, such Loan Party shall use commercially reasonable efforts to enter into one or more DACA’s with the bank(s) at which it maintains its primary operating accounts (or, as may be reasonably requested, move such operating accounts to one or more other banks willing to enter into such DACA(s)) (each such bank, a “DACA Bank”), whereby the subject bank account shall be subject to springing dominion and control of the Noteholder Representative under the Lockbox Agreement. Upon the occurrence and during the continuance of an Event of Default, the Noteholder Representative shall have the sole right to authorize withdrawals (whether by the relevant Loan Party or any other Person), in accordance with instructions given by the Noteholder Representative to the relevant DACA Bank pursuant to the relevant DACA and all costs and expenses for implementing the DACAs shall be paid by the Borrowers.

6.16          Further Assurances. The Parent and each of the Borrowers will cooperate with the Noteholder Representative and execute such further instruments and documents as the Noteholder Representative shall reasonably request to effectuate the terms of this Agreement and the other Loan Documents.

6.17          Reserved.

6.18          Independent Board Committee; Additional Board Seats. No later than thirty (30) days after the payment in full of the Senior Indebtedness, and for so long as any Obligations are outstanding, the Board shall appoint two representatives identified by the Noteholder Representative as additional directors on the Board, each of whom shall serve on the Board as independent directors. In the event that the Board reasonably determines, based solely on background checks or applicable Canadian Stock Exchange rules and regulations, that either of them is unsuitable, or in the event of the resignation, death or disability of either such director (or any successor thereto) or if either such director is not elected to serve as director at an Annual General Meeting or Special General Meeting of stockholders of the Parent, then the Board shall, consistent with its duty of care, appoint another individual approved by the Noteholder Representative to serve as an independent director in lieu or replacement thereof. The Parent shall ensure that the directors serving as independent directors pursuant to this Section 6.18 are nominated to continue to serve as directors of the Parent at each meeting of stockholders at which directors of the Parent are elected. The Board shall not take any of the following actions without the affirmative vote or consent of each of such independent directors and, in the event that there are no such independent directors serving on the Board at any time, the consent of the Noteholder Representative:

(a)          Except as otherwise provided herein, payment of any account payable outstanding on the date hereof in excess of $250,000;

(b)          Incurring any liabilities or obligations, including any individual account payable, in excess of $250,000 outside of the ordinary course of business;

(c)          Entering into any agreement, contract, arrangement or understanding, written or oral, that provides for the purchase of goods or services in excess of $250,000, including license agreements, by any Loan Party from any Person, other than purchase orders for the purchase of goods or services in the ordinary course of business;

(d)          Agreeing to any settlement in excess of $250,000 of any dispute, proceeding or litigation, including any of the foregoing related to any account payable;

(e)          Changing any of the accounting principles or basis for its financial statements, other than in accordance with any change in applicable law or regulations, and appointing or reappointing the independent auditors of the Parent;

(f)          Approving the annual budget for the Loan Parties, which shall be submitted to the Board no later than thirty (30) prior to the commencement of each fiscal year of the Parent; or

(g)          Approving the hiring or termination of any chief executive officer, president, chief financial officer, chief operating officer or other executive officer of Parent.

The foregoing provisions of this Section 6.18 shall remain in full force and effect until the later of (i) the date on which the Obligations have been paid in full and (ii) the date on which a majority of the members of the Board shall consist of “independent” directors, it being agreed and understood that the “independence” of each such director shall be mutually determined by the Board and the Noteholder Representative. Upon the provisions of this Section 6.18 ceasing to be in full force and effect subject to the immediately preceding sentence, and prior to the next election of directors by shareholders of the Parent, each of the independent directors exercising the consent rights set forth hereinabove may be removed by majority vote of the other members of the Board that are deemed independent in accordance with the immediately preceding sentence.

6.19          Reserved.

6.20         Mortgage. If requested by the Senior Noteholder Representative with respect to the Senior Loan, and requested by the Noteholder Representative following the Closing, the Parent shall cause Standard Farms, LLC to grant the Noteholder Representative a mortgage, in form and substance reasonably satisfactory to the Noteholder Representative, on the real property located in the Commonwealth of Pennsylvania owned by Standard Farms, LLC.

6.21          Amendment to Constating Documents. As soon as reasonably practicable following the payment in full of the Senior Indebtedness, the Parent shall amend, or cause the amendment of, its or any other Loan Party’s Constating Documents to the extent reasonably required by the Noteholder Representative to reflect or further evidence the rights of the Purchasers and the Noteholder Representative and the voting rights set forth in Section 6.18 of this Agreement.

7.          Negative Covenants. Parent and the Borrowers covenant and agree with Purchasers that until the Obligations (other than inchoate indemnity obligations) are paid in full, Parent, the Borrowers and the other Loan Parties will perform or cause to be performed the covenants set forth below in all material respects. Notwithstanding anything herein to the contrary, for so long as any Obligations are outstanding, consent of the Noteholder Representative to any of the actions set forth in this Section 7 (other than the consent specified in the second sentence of Section 7.5) shall not be required to the extent any such action shall be approved by the Senior Noteholders or Senior Noteholder Representative, in its capacity as such, in connection with the Senior Loan.

7.1          Indebtedness. Other than Permitted Indebtedness, no Loan Party shall incur or permit to exist any Indebtedness.

7.2          Liens. No Loan Party shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

7.3          Investments, Loans. The Loan Parties will not, and will not permit any of their Subsidiaries to, purchase or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make any loans or advances to, or make any investment or any other interest in, any other Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary.

7.4          Impairment of Rights. Parent will not, and will not permit any of its Subsidiaries to, undertake any action or engage in any transaction or activity to impair the Purchaser’s rights hereunder, provided that the foregoing shall not restrict the Parent or any of its Subsidiaries from arranging or entering any refinancing of the Obligations so long as the Obligations are concurrently paid in full with the closing of such refinancing.

7.5          Asset Dispositions. Other than Permitted Dispositions, subject to theIntercreditor Agreement, no Loan Party shall sell, convey, lease, license, assign or otherwise dispose of any assets outside of the ordinary course of business if in an aggregate amount in excess of U.S. $50,000.00 without prior written consent of the Noteholder Representative. Except as otherwise provided in this Agreement or agreed by the Noteholder Representative, the net proceeds of any asset disposition shall be allocated 100% to the prepayment of the Notes.

7.6          Merger or other Corporate Reorganization. No Loan Party shall enter into any reorganization, consolidation, amalgamation, arrangement, winding-up, merger or other similar transaction or convey, lease or dispose of all or substantially all of its assets without the prior written consent of the Noteholder Representative, except that any Subsidiary may merge, amalgamate or consolidate with any other Subsidiary that is a Loan Party, or may sell all or substantially all of its assets to any Subsidiary a Loan Party without the prior written consent of the Noteholder Representative.

7.7          Payments on Indebtedness. Except for payments of Senior Indebtedness or payments otherwise permitted by the Intercreditor Agreement, no Loan Party shall make any payment or (p)repayment on, purchase, defease, redeem, pay, (p)repay, decrease or otherwise acquire or retire for value, any Indebtedness other than as expressly contemplated hereby and Indebtedness under the Notes in accordance with the provisions of this Agreement, except that outside of the continuance of an Event of Default, each Borrower and each other Loan Party may make (a) regular interest payments on Permitted Indebtedness in accordance with the provisions of the agreements related to such Permitted Indebtedness disclosed to the Purchasers prior to the date hereof, (b) scheduled principal repayments toward Permitted Indebtedness (other than the Senior Indebtedness) in accordance with the provisions of the agreements related to such Permitted Indebtedness disclosed to the Purchasers prior to the date hereof, and (c) such other payments of Indebtedness as consented to in writing by the Noteholder Representative. Notwithstanding the previous sentence, no Loan Party shall be permitted to make payment in respect of any shareholder loans, except if such payment is to another Loan Party that is not an Immaterial Subsidiary and no payments may be made toward Permitted Indebtedness if and to the extent such payments would, but for the passage of time, result in an Event of Default under any Loan Document.

7.8          Redemption or Purchase of Equity Interests. No Loan Party shall purchase, redeem, retire or otherwise acquire for cash any securities (equity or other) except that one Loan Party may purchase, redeem or other acquire securities of another Loan Party.

7.9           Amendment to Constating Documents. No Loan Party shall make any amendment to any of its Constating Documents in a manner which may prejudice the Purchasers, would result in a breach of a Loan Document or Event of Default hereunder or could reasonably be expected to result in a Material Adverse Effect.

7.10          Payment of Dividends. The Loan Parties shall not declare, pay, or provide for any dividends, distributions, or other payments based on share capital except payment by a Loan Party (other than CAC) to another Loan Party.

7.11          Related Party Transactions. No Loan Party shall enter into any transactions with any Affiliate or other non-arm’s-length parties (other than other Loan Parties) unless such transaction is for the sale of goods or services in the ordinary course of business upon fair and reasonable terms, no less favorable to such Loan Party than such Loan Party could obtain in a comparable arms-length transaction with an unrelated third party and no Event of Default shall have occurred and remain outstanding at the time such transaction occurs, or would occur immediately after giving effect to such transactions arm’s length commercial terms.

7.12          Loans etc. to others. No Loan Party shall make any loans, grant any credit or give any guarantee or other financial accommodation or assurance to or for the benefit of any Person, other than credit advanced to customers, distributors and consignees in the ordinary course of business, advances to employees for travel and other reasonable business expense in the ordinary course of business, or intercompany loans to other Loan Parties that are not Immaterial Subsidiaries and provided that any such intercompany loan may not be assigned to any Person who is not a Loan Party. No Loan Party shall loan money to, or otherwise make investment in or provide any financial assistance to any Immaterial Subsidiary.

7.13          Winding Up. No Loan Party other than an Immaterial Subsidiary may enter into or become party or subject to any dissolution, administration, winding-up, reorganization or similar transaction or proceeding.

7.14          Retirement Plans. Except as set forth in the Information Certificate, no Loan Party shall (i) incur any obligation to contribute to any type of retirement plan or (ii) hereafter incur any obligation make a severance payment unless (a) required by applicable Laws, (b) applicable employment contracts entered into on commercially reasonable terms in the ordinary course of business of any Loan Party and on arm’s length terms or (c) on commercially reasonable terms in the ordinary course of business and on arm’s length terms.

7.15          Change in Nature of Business. The Parent will not, nor will it permit any Subsidiary to, engage in any line of business substantially different from those lines of business conducted by the Loan Parties on the date hereof or any business substantially related thereto or reasonable extensions thereof.

7.16          Amendments of Material Contracts. No Loan Party will amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any material contract if such amendment, modification, cancellation or termination would reasonably be expected to result in a Material Adverse Effect.

7.17          Sale and Leaseback Transactions. The Parent will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly with any Affiliate, whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereafter acquired and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purpose as the property sold or transferred.

7.18          No New Listing. The Parent shall not list its Common Stock on any exchange other than the Exchange without prior written notice to the Noteholder Representative.

8.          Closing Conditions.

8.1          Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following condition:

(a)          No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof; provided, however, that the foregoing excludes the existence of any law, rule, regulation, order, writ, judgment, injunction, decree, stipulation, determination or award described in Section 10.13 hereof.

8.2          Conditions to Obligations of Purchasers. The obligations of Purchasers to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment or Purchasers’ waiver, at or prior to the Closing, of each of the following conditions:

(a)          All representations and warranties of the Borrowers and the other Loan Parties contained herein and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of the Closing, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(b)          The Borrowers and the other Loan Parties shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing.

(c)            The Borrowers or the other Loan Parties, as the case may be, shall have delivered to the Noteholder Representative and the Purchasers the following executed documents:

(i)             the Notes;

(ii)            the Guarantees;

(iii)           the Security Agreements;

(iv)           the Subordination Agreement;

(v)            the Payoff Letter;

(vi)           Legal opinions from U.S. and Canadian counsel to the Borrowers in form and substance satisfactory to the Noteholder Representative; and

(vii)          the Jupiter Note Purchase Agreement and related documents.

8.3            Conditions to Obligations of the Borrowers. The obligations of the Borrowers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Borrowers’ waiver, at or prior to the Closing, of each of the following conditions

(a)            All representations and warranties of the Purchasers contained herein and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of the Closing, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(b)            The Noteholder Representative and the Purchasers shall have executed delivered to the Borrowers this Agreement.

(c)            Purchasers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing.

8.4            Post-Closing Obligations. Each of the following conditions shall be satisfied within the time indicated.

(a)            Within seven (7) days after the Initial Closing, each of Briteside Holdings LLC, Briteside Modular LLC and Briteside E-Commerce LLC, each a Tennessee limited liability company, shall have been converted to a Delaware limited liability company, and UCC-1 financing statements covering the Collateral and naming the Noteholder Representative as secured party shall have been filed with the Secretary of State of the State of Delaware naming each such entity as debtor.

(b)            Requirements hereunder to enter into DACAs shall be satisfied if satisfied post-closing as to the Senior Lender and the Subordination Agreement is in place;

9.              Events of Default.

9.1            Each of the following events shall constitute an “Event of Default” under this Agreement:

(a)            The failure of the Borrowers to pay any (i) principal payable under this Agreement or any other Loan Document when the same shall be due and payable, or (ii) interest, fees or other amount (other than principal) payable under this Agreement or any other Loan Document when the same shall be due and payable, and the continuance of any such non-payment (in whole or in part) referred to under this clause (ii) for a period of fourteen (14) days.

(b)            If any representation, warranty, certification or statement of fact made or deemed made by the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made.

(c)            the Loan Parties shall fail to observe or perform any covenant or agreement contained in Sections 4.1 or 6.14 (with respect to the legal existence of the Loan Parties); provided, however, that it shall not be an Event of Default if a Loan Party is not in good standing in any jurisdiction unless such failure to maintain its good standing would be reasonably likely to result in a Material Adverse Effect.

(d)            any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) or (c) of this Section) or any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of the Borrowers has knowledge of such default, or (ii) notice thereof shall have been given to the Borrowers by the Noteholder Representative.

(e)            the failure of any Loan Party or any Subsidiary to make any payment, whether of principal or interest and regardless of amount in respect of any Indebtedness in a principal amount in excess of $10,000, unless such Indebtedness is the subject of a bona fide dispute.

(f)             Any Loan Party (i) makes a general assignment for the benefit of creditors, (ii) institutes or has instituted against it any proceeding seeking (a) to adjudicate it a bankrupt or insolvent, (b) liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any laws relating to bankruptcy, insolvency, reorganization or relief of debtors, or (c) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any part of its properties and assets, or (iii) takes any corporate action to authorize any of the above actions; provided that, in the case of any such proceeding instituted against any Loan Party (but not instituted by it), either the proceeding remains dismissed or unstayed for a period of thirty (30) days.

(g)            any proceedings are commenced or any application is made for the bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution or any similar proceedings of any Loan Party or any decree, order or approval for such bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution is issued or entered, unless such Loan Party in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within ninety (90) days of commencement or anything analogous in any other jurisdiction.

(h)            any judgment, writ, warrant of attachment or similar process involving an amount in excess of $250,000 in the aggregate shall be rendered against any of the Borrowers or any of their Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(i)             any non-monetary judgment or order shall be rendered against any of the Borrowers or any of their Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(j)             any Loan Party shall seek to terminate its obligation under the Guaranty or Security Agreement or any other Loan Document in any material respect.

(k)            any Lien purported to be created under any Loan Document shall be asserted by any Loan Party not to be a valid and perfected Lien on any material Collateral, with the priority required by the applicable Loan Documents (subject to Permitted Liens).

(l)             any event or circumstance which would reasonably be expected to result in a Material Adverse Effect shall have occurred.

(m)           the occurrence of a Change of Control.

then, and in every such event (other than an event with respect to the Borrowers described in subsection (d) or (e) of this Section) and at any time thereafter during the continuance of such event, subject to the Subordination Agreement, the Noteholder Representative may, and upon the written request of the Required Purchasers shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) declare the principal of and any accrued interest on the Notes, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (d) or (e) shall occur, the principal of the Notes then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

10.            Miscellaneous.

10.1	Expenses; Indemnification.

(a)            The Borrowers shall pay (i) all reasonable and documented out-of-pocket costs and expenses of the Noteholder Representative, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Noteholder Representative, in connection with the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Noteholder Representative, (ii) all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel) incurred by the Noteholder Representative in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Notes issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Notes.

(b)            The Borrowers shall indemnify the Noteholder Representative, each Purchaser and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any other Related Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Note or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of an Indemnitee or (y) a claim brought by the Borrowers or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document.

(n)            The Borrowers shall pay, and hold the Noteholder Representative and each of the Purchasers harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Noteholder Representative and each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(o)            The parties hereto mutually agree not to assert, and each hereby waives, any claim against the other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Note or the use of proceeds thereof; provided, that nothing in this clause (d) shall relieve the Borrowers of any obligation they may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(p)            All amounts due under this Section shall be payable promptly after written demand therefor.

10.2          Noteholder Representative.

(a)            Appointment of the Noteholder Representative.

(i)             Each Purchaser irrevocably appoints [***] as the Noteholder Representative and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Noteholder Representative under this Agreement and the other Loan Documents, including the execution and delivery of such Loan Documents other than this Agreement to which the Noteholder Representative is a party (including without limitation the Subordination Agreement and the Security Agreements), in each case on behalf of and for the benefit of the Noteholders, together with all such actions and powers that are reasonably incidental thereto. The Noteholder Representative may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Noteholder Representative. The Noteholder Representative and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Section 10.2 shall apply to any such subagent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the Obligations as well as activities as the Noteholder Representative.

(ii)            It is understood and agreed that the use of the term “agent” or “representative” herein or in any other Loan Document (or any similar term) with reference to the Noteholder Representative is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law or that the Noteholder Representative will be providing any financial or advisory services.. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

(b)            Nature of Duties of the Noteholder Representative. The Noteholder Representative shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) except as expressly set out in any Loan Document, the Noteholder Representative shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Noteholder Representative shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents, (c) the Noteholder Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Noteholder Representative to liability or that is contrary to any Loan Document or applicable law; (d) except as expressly set forth in the Loan Documents, the Noteholder Representative shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the Noteholder Representative or any of its Affiliates in any capacity and (e) except as may be expressly required under this Agreement, the Noteholder Representative shall not be obligated to seek the consent of or input from the Purchasers in connection with the exercise of his rights and performance of his obligations as the Noteholder Representative under this Agreement. The Noteholder Representative shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Purchasers or, if no such consent or request is applicable, in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. The Noteholder Representative shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Noteholder Representative acted with gross negligence or willful misconduct in the selection of such sub-agents. The Noteholder Representative shall not be deemed to have knowledge of any Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being an “Event of Default” hereunder) is given to the Noteholder Representative by the Borrowers or any Purchaser, and the Noteholder Representative shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Noteholder Representative. The Noteholder Representative may consult with legal counsel (including counsel for the Borrowers) concerning all matters pertaining to such duties.

(a)            Lack of Reliance on the Noteholder Representative. Each of the Purchasers acknowledges that it has, independently and without reliance upon the Noteholder Representative or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each of the Purchasers also acknowledges that it will, independently and without reliance upon the Noteholder Representative or any other Purchaser and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

(c)            Certain Rights of the Noteholder Representative. If the Noteholder Representative shall request instructions from the Required Purchasers with respect to any action or actions (including the failure to act) in connection with this Agreement, the Noteholder Representative shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Purchasers, and the Noteholder Representative shall not incur liability to any Person by reason of so refraining Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against the Noteholder Representative as a result of the Noteholder Representative acting or refraining from acting hereunder in accordance with the instructions of the Required Purchasers where required by the terms of this Agreement or from acting or refraining from acting hereunder in accordance with the rights granted to it under this Agreement where no such instructions are required.

(d)            Reliance by the Noteholder Representative. The Noteholder Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Noteholder Representative may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Noteholder Representative may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

(f)            Indemnification of the Noteholder Representative by Purchasers. The Purchasers shall, jointly and severally, indemnify the Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Purchaser arising out of, in connection with, or as a result of (i) the performance by the Noteholder Representative of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. To the extent permitted by applicable law, the Purchasers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein. All amounts due under this Section shall be payable promptly after written demand therefor.

(g)            The Noteholder Representative in its Individual Capacity. The Person serving as the Noteholder Representative shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Purchaser as any other Purchaser and may exercise or refrain from exercising the same as though it were not the Noteholder Representative; and the terms “Purchasers”, “Required Purchasers” or any similar terms shall, unless the context clearly otherwise indicates, include the Noteholder Representative in its individual capacity. The Person acting as the Noteholder Representative and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliates of the Borrowers as if it were not the Noteholder Representative hereunder.

(g)            Successor Noteholder Representative.

(i)             The Noteholder Representative may resign at any time by giving notice thereof to the Purchasers and the Borrowers. Upon any such resignation, the Required Purchasers shall have the right to appoint a successor Noteholder Representative, subject to approval by the Borrowers provided that no Event of Default shall exist at such time. If no successor Noteholder Representative shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Noteholder Representative gives notice of resignation, then the retiring Noteholder Representative may, on behalf of the Purchasers, appoint a successor Noteholder Representative, subject to approval by the Borrowers.

(ii)            Upon the acceptance of its appointment as the Noteholder Representative hereunder by a successor, such successor Noteholder Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Noteholder Representative, and the retiring Noteholder Representative shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Noteholder Representative’s resignation under this Section 10.2, no successor Noteholder Representative shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Noteholder Representative’s resignation shall become effective, (ii) the retiring Noteholder Representative shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Purchasers shall thereafter perform all duties of the retiring Noteholder Representative under the Loan Documents until such time as the Required Purchasers appoint a successor Noteholder Representative as provided above. After any retiring Noteholder Representative’s resignation hereunder, the provisions of this Section 10.2 shall continue in effect for the benefit of such retiring Noteholder Representative and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Noteholder Representative.

(a)            The Noteholder Representative May File Proofs of Claim.

(i)             In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Noteholder Representative (irrespective of whether the principal of any Note shall then be due and payable as expressed in the Loan Documents or by declaration or otherwise and irrespective of whether the Noteholder Representative shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(A)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers and the Noteholder Representative (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Noteholder Representative and its agents and counsel and all other amounts due the Purchasers and the Noteholder Representative under the Loan Documents) allowed in such judicial proceeding; and

(B)             to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(ii)            Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser to make such payments to the Noteholder Representative and, if the Noteholder Representative shall consent to the making of such payments directly to the Purchasers, to pay to the Noteholder Representative any amount due for the reasonable compensation, expenses, disbursements and advances of the Noteholder Representative and its agents and counsel, and any other amounts due the Noteholder Representative under the Loan Documents.

Nothing contained herein shall be deemed to authorize the Noteholder Representative to authorize or consent to or accept or adopt on behalf of any Purchaser any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Purchaser or to authorize the Noteholder Representative to vote in respect of the claim of any Purchaser in any such proceeding.

(b)            Authorization to Execute Other Loan Documents. Each Purchaser hereby authorizes the Noteholder Representative to execute on behalf of all Purchasers all Loan Documents other than this Agreement.

(c)            Collateral and Guaranty Matters. The Purchasers irrevocably authorize the Noteholder Representative, at its option and in its discretion:

(i)             to release any Lien on any property granted to or held by the Noteholder Representative under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or (iii) if approved, authorized or ratified in writing in accordance with Section 10.10;

(ii)            to enter into the Subordination Agreement, and perform all obligations thereunder, respectively, and to enter into any amendments of the Subordination Agreement which do not materially modify the rights of the Purchasers or the Noteholder Representative thereunder, and agree to be bound by the terms thereof; and

(iii)           to release any Loan Party from its obligations under the applicable Security Agreements and Guarantees if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Noteholder Representative at any time, the Required Purchasers will confirm in writing the Noteholder Representative’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Security Agreements and Guarantees pursuant to this Section 10.2. In each case as specified in this Section 10.2, the Noteholder Representative is authorized, at the Borrowers’ expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Security Agreements and Guarantees, or to release such Loan Party from its obligations under the applicable Security Agreements and Guarantees, in each case in accordance with the terms of the Loan Documents and this Section 10.2.

(e)            Right to Realize on Collateral and Enforce Guarantee. Anything 40 contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Noteholder Representative and each Purchaser hereby agree that (i) no Purchaser shall have any right individually to realize upon any of the Collateral or to enforce the Security Agreements and Guarantees, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Agreements and Guarantees may be exercised solely by the Noteholder Representative, and (ii) in the event of a foreclosure by the Noteholder Representative on any of the Collateral pursuant to a public or private sale or other disposition, the Noteholder Representative or any Purchaser may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Noteholder Representative, as agent for and representative of the Purchasers (but not any Purchaser or Purchasers in its or their respective individual capacities unless the Required Purchasers shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Noteholder Representative at such sale or other disposition.

10.3          Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Borrowers may not assign their obligations under this Agreement without the written consent of the Noteholder Representative. This Agreement is for the sole benefit of the Purchasers and Noteholder Representative and the other parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.4          Choice of Law. This Agreement and the Notes, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of Commonwealth of Massachusetts.

10.5          Jurisdiction and Venue. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10.6          Counterparts. This Agreement and the other Loan Documents may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.7          Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

10.8          Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section).

10.9          No Finder’s Fee. Except as may be determined pursuant to an agreement that the Parent has entered into with Alliance Global Partners, each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Borrowers harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Borrowers agree to indemnify and hold each Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Parent or any Borrower or any of their respective officers, employees or representatives is responsible.

10.10        Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Borrowers’ agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Borrowers and the Noteholder Representative. Any waiver or amendment effected in accordance with this Section will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

10.11        Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that, by the operation of Section 10.11 hereof, the Noteholder Representative will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser, provided that such changes shall apply equally to all Purchasers.

10.12        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

10.13        Federal Cannabis Laws. The parties acknowledge that as of the date hereof, the production, sale, possession and use of cannabis are illegal under the Controlled Substances Act, 21 USC 801 et seq., as it applies to marijuana (“CSA”) and that cannabis is currently classified as a Schedule I controlled substance under the CSA. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use. The parties hereto understand that while cannabis production is currently legal under the laws of the Commonwealth of Massachusetts and certain other states, they are subject to change and that the production, sale, use and possession of cannabis may remain illegal under federal law for the foreseeable future.

10.14        Transfer Restrictions.

(a)            Compliance with Laws. Notwithstanding any other provision of thisSection, each Purchaser covenants that the Notes may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Notes other than (i) pursuant to an effective registration statement, (ii) to the Parent or (iii) pursuant to Rule 144 following the applicable holding period, the Parent may require the transferor thereof to provide to the Parent an opinion of counsel selected by the transferor and reasonably acceptable to the Parent, the form and substance of which opinion shall be reasonably satisfactory to the Parent, to the effect that such transfer does not require registration of such transferred Notes under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement. Notwithstanding the provisions set forth above, no such restriction shall apply to a transfer by a Purchaser that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Purchaser’s spouse, children or grandchildren or a trust for the exclusive benefit of an individual Purchaser; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement.

(b)            Legends. Certificates evidencing the Notes shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required as set forth in this Agreement: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY FOREIGN JURISDICTION OR ANY STATE WITHIN THE UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR SUCH FOREIGN OR STATE SECURITIES LAW OR UNLESS THE PARENT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE PARENT AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

(c)            Removal of Legends. The legend set forth above shall be removed and the Parent shall issue a certificate without such legend or any other “restrictive” legend to the holder of the applicable Notes upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Notes are registered for resale under the Securities Act pursuant to an effective registration statement, (ii) such Notes are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Parent), or (iii) such Notes are eligible for sale under Rule 144 without any limits or restrictions provided in Rule 144.

(d)            Canadian Legends. The Notes shall have attached to them, whether through an electronic book-based system or on certificates that may be issued to evidence such securities, as applicable, a legend setting out resale restrictions under applicable securities laws substantially in the following form (and with the necessary information inserted):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DATE OF THE CLOSING”.

(e)            Acknowledgement. Each Purchaser hereunder acknowledges (i) that the Parent’s agreement hereunder to remove any legends from the Notes is not an affirmative statement or representation that such Notes are freely tradable and (ii) its primary responsibilities under the Securities Act and accordingly will not sell the Notes, or any interest therein without complying with the requirements of the Securities Act.

10.15        Exculpation among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Borrowers and their respective officers and directors in their capacities as such, in making its investment or decision to invest in the Borrowers. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Notes.

10.16        Survival. This Agreement, amongst other things, sets out obligations of the Loan Parties in addition to any obligations that may be set out in the Notes or other Loan Documents from time to time. Such obligations are not superseded or replaced by the Notes or any amendment to the Notes, and all obligations set out in this Agreement are intended to survive the entering into of the Notes.

10.17        Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.

10.18        Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.19        Confidentiality. Purchasers and Noteholder Representative shall hold all nonpublic information regarding the Borrowers or the Parent obtained by Purchasers and Noteholder Representative pursuant hereto in accordance with Purchasers’ or Noteholder Representative’s, as applicable, customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to Purchasers’ and Noteholder Representative’s agents, employees, subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) by Purchasers or Noteholder Representative as required by law, subpoena, judicial order or similar order and in connection with any litigation, investigation or proceeding, and (iii) by Purchasers or Noteholder Representative as may be required in connection with the examination, audit or similar investigation of such Person. The obligations of Purchasers under this Section shall supersede and replace the obligations of Purchasers under any confidentiality agreement in respect of this transaction executed and delivered by Purchasers prior to the date hereof. For greater certainty and notwithstanding any other term of this Agreement, the Purchasers and the Noteholder Representative may freely share information regarding the Borrowers or the Parent or any Subsidiary among each other.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BORROWERS:

Address for Notices: 2399 Blake Street, Suite 100	BAKER TECHNOLOGIES, INC., a Delaware corporation
Denver, CO 80205
	Per:	/s/ Timothy Conder
Name: Timothy Conder
Title: Chief Operating Officer

Address for Notices: 1385 Cambridge Street	COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation
Cambridge, MA 02139
	Per:	/s/ Timothy Conder
Name: Timothy Conder
Title: Chief Operating Officer

Address for Notices: 745 Thurlow Street, Suite 2400	JIMMY JANG, L.P., a Delaware limited partnership, by its general partner, JIMMY JANG HOLDINGS INC., a British Columbia corporation
Vancouver, BC V6E 0C5, Canada
	Per:	/s/ Timothy Conder
Name: Timothy Conder
Title: Chief Operating Officer

Address for Notices: 2801 E. Camelback Rd., Ste. 180 Phoenix, AZ 85016	JUPITER RESEARCH, LLC, an Arizona limited liability company, by its Managing Member, BAKER TECHNOLOGIES, INC., a Delaware corporation

	Per:	/s/ Timothy Conder
Name: Timothy Conder
Title: Chief Operating Officer

[Signature Page to Junior Secured Note Purchase Agreement]

PARENT:

Address for Notices: 1385 Cambridge Street	TILT HOLDINGS INC., a British Columbia corporation
Cambridge, MA 02139
	Per:	/s/ Mark Scatterday
Name: Mark Scatterday
Title: Interim Chief Executive Officer

[Signature Page to Junior Secured Note Purchase Agreement]

NOTEHOLDER REPRESENTATIVE:

/s/ [***]
[***]

[Signature Page to Junior Secured Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

If an individual:

Name:

Address:

Email Address:

If an entity:

[PARTY NAME]

By
Name:
Title:

Address:

Email Address:

[*Notice to Reader: The execution page for each holder of notes, containing their respective name and signing authority name, has been omitted.]

[Signature Page to Junior Secured Note Purchase Agreement]

SCHEDULE OF PURCHASERS

Purchaser	Commitment
[***]	$17,909,100.00
[***]	$6,331,500.00
[***]	$7,236,000.00
[***]	$1,447,200.00
[***]	$1,809,000.00
[***]	$1,447,200.00
TOTAL	$36,180,000.00

EXHIBIT A
Form of Secured Note
(Please see attached)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY FOREIGN JURISDICTION OR ANY STATE WITHIN THE UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR SUCH FOREIGN OR STATE SECURITIES LAW OR UNLESS THE PARENT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE PARENT AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DATE OF THE CLOSING.

THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 1, 2019 AMONG JIMMY JANG, L.P., A DELAWARE LIMITED PARTNERSHIP, BAKER TECHNOLOGIES, INC., A DELAWARE CORPORATION, COMMONWEALTH ALTERNATIVE CARE, INC., A MASSACHUSETTS CORPORATION, JUPITER RESEARCH, LLC, AN ARIZONA LIMITED LIABILITY COMPANY, THE SUBORDINATED CREDITORS PARTY THERETO, NR 1, LLC, AS NOTEHOLDER REPRESENTATIVE PURSUANT TO THE SENIOR PURCHASE AGREEMENT (AS DEFINED IN THE SUBORDINATION AGREEMENT), AND THE OTHER PERSONS PARTY THERETO, TO THE HOLDERS OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

JUNIOR PROMISSORY NOTE

No. []	Date of Issuance

US$[PRINCIPAL AMOUNT]	[DATE], 2019

FOR VALUE RECEIVED, JIMMY JANG, L.P., a Delaware limited partnership and BAKER TECHNOLOGIES, INC., a Delaware corporation, JUPITER RESEARCH, LLC., an Arizona limited liability company, and COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation, together, joint and severally, the “Company”), hereby promises to pay to the order of [PURCHASER NAME] (the “Holder”), the principal sum of US$[PRINCIPAL AMOUNT], together with interest thereon from the date of this Note (the “Effective Date”). The principal and accrued and unpaid interest of this Note will be due and payable by the Company on the Maturity Date.

This Note is one of a series of Notes issued pursuant to that certain Junior Secured Note Purchase Agreement, dated November 1, 2019, by and among the Company, the Holder and the other parties thereto (the “Purchase Agreement”), and capitalized terms not defined herein will have the meanings set forth in the Purchase Agreement. All rights and obligations under this Note are governed by the Purchase Agreement.

1.	Interest. Interest will accrue daily at a rate equal to eight percent (8%) per annum calculated by the Noteholder Representative on the basis of a three hundred sixty (360) day year for the actual number of days elapsed (the “Applicable Interest Rate”) and shall compound quarterly. Interest only on the unpaid principal balance of this Note shall be due and payable in arrears on the first day of each calendar quarter after the Effective Date (each such date, an “Interest Payment Date”), with all outstanding principal and accrued and unpaid interest due and payable on the Maturity Date; provided, however, that if an Interest Payment Date is not a Business Day, the Company shall pay interest on the next Business Day following such Interest Payment Date.

2.	Default Interest. During the continuance of an Event of Default, interest will accrue at a rate equal to the Applicable Interest Rate plus eight percent (8%) per annum.

3.	Payment. Subject to the Subordination Agreement, all payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to fees payable to the Purchasers (if any) then due and payable, then to reimbursement and indemnity obligations to the Noteholder Representative and the Purchasers (if any, and on a pro rata basis) then due and payable, then to fee obligations of the Noteholder Representative then due and payable, then to accrued interest due and payable, with any remainder applied to principal.

4.	Security. Subject to the Subordination Agreement, this Note is a secured obligation of the
Company and the Subsidiaries as more fully set forth in the Security Agreements. The Obligations under this Note are guaranteed by the Guarantors pursuant to the Guarantees.

5.	Taxes. Any and all payments by the Company (or any payment by a Guarantor) under this Note shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Laws. If the Holder shall be required to deduct or withhold any Taxes from or in respect of any amount payable under this Note, then the Holder shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws. Any amount deducted or withheld by Holder shall be considered for purposes of this Note to have been paid to the Holder and neither the Company nor the Parent shall have any obligation to pay any additional amounts in respect of amounts so deducted or withheld.

6.	Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice among the Company and the Holder will be governed by the terms of the Purchase Agreement.

0.	Purchase Agreement: This Note is issued in connection with the Purchase Agreement which contains additional terms relevant to the administration of the Notes, the obligations of the Borrowers (amongst others) and the rights of the Holder.

1.	Successors and Assigns. This Note applies to, inures to the benefit of, and binds the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Noteholder Representative. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Purchasers (or their respective successors or assigns). No transfer or assignment of the Note is effective unless and until the transferee or assignee executes and delivers to the Noteholder Representative counterpart signature pages to the Purchase Agreement. The assignee or transferee of the Note shall execute any other agreements or documents reasonably required by the Noteholder Representative or the Borrowers.

2.	Officers and Directors not Liable. In no event will any officer or director of the Company or the Parent be liable for any amounts due and payable pursuant to this Note.

3.	Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

4.	Choice of Law. This Note will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

5.	Approval. The Company hereby represents that its general partner or board of directors (as applicable), and the Parent’s board of directors, in the exercise of their fiduciary duties, has approved the Company's execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation. In addition, the Company hereby represents that it shall use the principal of this Note in accordance with the Purchase Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company hereto has executed this Note as of the date set forth above.

JIMMY JANG, L.P., a Delaware limited partnership

By
Name:
Title:

Address:

Email Address:

BAKER TECHNOLOGIES, INC., a Delaware corporation

By
Name:
Title:

Address:

Email Address:

JUPITER RESEARCH, LLC, an Arizona limited liability company

By
Name:
Title:

Address:

Email Address:

COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation

By
Name:
Title:

Address:

Email Address:

Acknowledged and Agreed to:

TILT HOLDINGS INC., a British Columbia corporation

By

Name:

Title:

Address:

Email Address: